UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

IHOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commision File Number)	(I.R.S. Employer Identification No.)

450 North Brand, Glendale, California		91203
(Address of principal executive offices)		(Zip Code)

(818) 240-6055
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2005, International House of Pancakes Inc., a Delaware corporation and a wholly owned subsidiary of IHOP Corp. (the “Borrower”), and Wells Fargo Bank, National Association (the “Bank”), entered into the Second Amendment to Credit Agreement, dated as of May 31, 2005 (the “Amendment”), which amends the Credit Agreement, dated as of June 28, 2001 (as amended by the First Amendment to Credit Agreement, dated as of May 31, 2002, the “Credit Agreement”), by and between the Borrower and the Bank.  The Amendment extends the maturity date for the line of credit provided under the Credit Agreement from May 31, 2005 to May 31, 2008; modifies certain defined terms; and replaces the form of note used  to evidence borrowings under the Credit Agreement.  In addition, the Amendment adds a provision allowing the Borrower to cancel the line of credit under the Credit Agreement upon five business days written notice to the Bank.  The Credit Agreement, the Amendment and the new form of note are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 28, 2001, by and between International House of Pancakes, Inc. and Wells Fargo Bank, National Association.

10.2	Second Amendment to Credit Agreement, dated as of May 31, 2005, by and between International House of Pancakes, Inc. and Wells Fargo Bank, National Association.

10.3	Form of revolving line of credit note, dated as of May 31, 2005, by International House of Pancakes, Inc. in favor of Wells Fargo, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.

Date: June 14, 2005	By:	/s/ THOMAS CONFORTI
Thomas Conforti
Chief Financial Officer(Principal Financial Officer)

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 28, 2001, by and between International House of Pancakes, Inc. and Wells Fargo Bank, National Association.

10.2	Second Amendment to Credit Agreement, dated as of May 31, 2005, by and between International House of Pancakes, Inc. and Wells Fargo Bank, National Association.

10.3	Form of revolving line of credit note, dated as of May 31, 2005, by International House of Pancakes, Inc. in favor of Wells Fargo, National Association..